Exhibit 99.1
Perimeter Solutions Reports Second Quarter 2025 Financial Results
August 7, 2025
Second quarter Net Loss of $32.2M and Adjusted Net Income of $57.1M
Continued value driver execution and normalized fire activity drove second quarter Adjusted EBITDA of $91.3M
Second quarter Loss Per Diluted Share of $0.22 and Adjusted Earnings Per Diluted Share of $0.39
Clayton, Missouri, August 7, 2025 – Perimeter Solutions, Inc. (NYSE: PRM) (“Perimeter,” “Perimeter Solutions,” or the “Company”), a leading global solutions provider for the Fire Safety and Specialty Products industries, today reported financial results for its second quarter ended June 30, 2025.
Second Quarter 2025 Results
•Net sales increased 28% to $162.6 million in the second quarter, as compared to $127.3 million in the prior-year quarter.
•Fire Safety net sales increased 22% to $120.3 million, as compared to $98.5 million in the prior year quarter.
•Specialty Products net sales increased 47% to $42.4 million, as compared to $28.7 million in the prior year quarter.
•Net loss during the second quarter was $32.2 million, or $0.22 loss per diluted share, as compared to net income of $21.7 million, or $0.14 earnings per diluted share in the prior year quarter.
•Second quarter non-GAAP adjusted earnings per share was $0.39, as compared to adjusted earnings per share of $0.25 in the prior year quarter.
•Adjusted EBITDA increased 41% to $91.3 million in the second quarter, as compared to $64.9 million in the prior year quarter.
•Fire Safety Segment Adjusted EBITDA increased 40% to $77.7 million, as compared to $55.6 million in the prior year quarter.
•Specialty Products Segment Adjusted EBITDA increased 48% to $13.7 million, as compared to $9.3 million in the prior year quarter.
•Reconciliation tables for non-GAAP measures are available in the attached schedules.
Year-to Date 2025 Results
•Net sales increased 26% to $234.7 million during the year-to-date period, as compared to $186.3 million in the prior-year period.
•Fire Safety sales increased 27% to $157.4 million , as compared to $123.7 million in the prior year period.
•Specialty Products sales increased 23% to $77.2 million, as compared to $62.6 million in the prior year period.
•Net income during the year-to-date period was $24.5 million, or $0.16 earnings per diluted share, as compared to a net loss of $60.9 million, or $0.42 loss per diluted share in the prior year period.
•Non-GAAP adjusted earnings per share during the year-to-date period was $0.41, as compared to adjusted earnings per share of $0.23 in the prior year period.
•Adjusted EBITDA increased 42% to $109.4 million in the year-to-date period, as compared to $77.0 million in the prior year period.
•Fire Safety Segment Adjusted EBITDA increased 58% to $87.7 million, as compared to $55.4 million in the prior year period.

•Specialty Products Segment Adjusted EBITDA of $21.7 million was relatively flat, as compared to $21.6 million in the prior year period.
Capital Allocation
•The Company repurchased 2.9 million shares of Common Stock at an average price of $11.13 per share during the quarter ended June 30, 2025.
•In May 2025, the Company settled its trade secret litigation with a subsidiary of Compass Minerals International, Inc., and simultaneously acquired related assets for $20 million in cash.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, August 7, 2025 to discuss financial results for the second quarter 2025. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter’s website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
Following the live webcast, a replay will be available on the Company’s website. A telephonic replay will also be available approximately three hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll) and using Access ID “13754057”. The telephonic replay will be available until September 6, 2025 (11:59 p.m. ET).
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider for the Fire Safety and Specialty Products industries. The Company’s business is organized and managed in two reporting segments: Fire Safety and Specialty Products.
The Fire Safety segment is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety segment also offers specialized equipment and services, typically in conjunction with our fire management products to support our customers’ firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of approximately 150 air tanker bases in North America, as well as many other customer locations globally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers’ needs, and a “never-fail” service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products segment includes operations that develop, produce and market products for non-fire safety markets. The Company’s largest end market application for our Specialty Products segment is Phosphorus Pentasulfide (“P2S5”) based lubricant additives. P2S5 is also used in pesticide and mining chemicals applications and emerging electric battery technologies. The Specialty Products segment also includes Intelligent Manufacturing Solutions (“IMS”), which is a manufacturer of electronic or electro-mechanical components of larger solutions. IMS has a flexible, vertically integrated production facility centered on its printed circuit board (“PCB”) line that allows it to acquire and produce a variety of product lines across a range of end markets, including large medical systems, communications infrastructure, energy infrastructure, defense systems, and industrial systems, with a substantial focus on aftermarket repair and replacement.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.

Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, Inc.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$162,639	$127,276	$234,669	$186,320
Cost of goods sold	61,143	54,009	105,020	92,351
Gross profit	101,496	73,267	129,649	93,969
Operating expenses:
Selling, general and administrative expense	15,967	13,906	32,266	27,368
Amortization expense	14,604	13,755	28,703	27,526
Founders advisory fees - related party	96,883	588	16,270	68,921
Other operating expense	268	—	829	—
Total operating expenses	127,722	28,249	78,068	123,815
Operating (loss) income	(26,226)	45,018	51,581	(29,846)
Other expense (income):
Interest expense, net	9,930	10,590	19,574	21,238
Foreign currency (gain) loss	(2,096)	224	(3,255)	1,517
Other (income) expense, net	(212)	74	(69)	101
Total other expense, net	7,622	10,888	16,250	22,856
(Loss) income before income taxes	(33,848)	34,130	35,331	(52,702)
Income tax benefit (expense)	1,687	(12,480)	(10,806)	(8,206)
Net (loss) income	(32,161)	21,650	24,525	(60,908)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	24,120	(989)	32,005	(6,532)
Total comprehensive (loss) income	$(8,041)	$20,661	$56,530	$(67,440)
(Loss) earnings per share:
Basic	$(0.22)	$0.15	$0.17	$(0.42)
Diluted	$(0.22)	$0.14	$0.16	$(0.42)
Weighted average number of shares outstanding:
Basic	147,055,804	145,236,526	147,779,470	145,279,938
Diluted	147,055,804	154,664,770	156,039,133	145,279,938

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$140,658	$198,456
Accounts receivable, net	121,416	56,048
Inventories	150,049	116,347
Prepaid expenses and other current assets	7,956	23,173
Total current assets	420,079	394,024
Property, plant and equipment, net	78,831	64,777
Operating lease right-of-use assets	30,755	17,298
Finance lease right-of-use assets	6,084	6,173
Goodwill	1,053,108	1,034,543
Customer lists, net	624,787	637,745
Technology and patents, net	186,494	173,307
Tradenames, net	85,482	87,365
Other assets, net	642	1,162
Total assets	$2,486,262	$2,416,394
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,902	$23,519
Accrued expenses and other current liabilities	31,834	30,450
Founders advisory fees payable - related party	16,046	6,677
Deferred revenue	20,182	1,842
Total current liabilities	103,964	62,488
Long-term debt, net	668,439	667,774
Operating lease liabilities, net of current portion	28,619	15,540
Finance lease liabilities, net of current portion	5,938	6,013
Deferred income taxes	142,860	152,203
Founders advisory fees payable - related party	240,307	240,083
Preferred stock	112,286	109,966
Preferred stock - related party	2,711	2,831
Other non-current liabilities	2,507	2,226
Total liabilities	1,307,631	1,259,124
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value per share, 4,000,000,000 shares authorized; 171,292,585 and 169,426,114 shares issued; 145,914,429 and 147,822,633 shares outstanding at June 30, 2025 and December 31, 2024, respectively	17	17
Treasury stock, at cost; 25,378,156 and 21,603,481 shares at June 30, 2025 and December 31, 2024, respectively	(168,197)	(127,827)
Additional paid-in capital	1,916,236	1,911,035
Accumulated other comprehensive loss	(7,227)	(39,232)
Accumulated deficit	(562,198)	(586,723)
Total stockholders’ equity	1,178,631	1,157,270
Total liabilities and stockholders’ equity	$2,486,262	$2,416,394

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$24,525	$(60,908)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Founders advisory fees - related party (change in fair value)	16,270	68,921
Depreciation and amortization expense	34,817	32,771
Interest and payment-in-kind on preferred shares	3,666	3,528
Stock-based compensation	4,909	4,736
Non-cash lease expense	2,913	2,622
Deferred income taxes	(11,293)	(4,756)
Amortization of deferred financing costs	890	856
Foreign currency (gain) loss	(3,255)	1,517
Loss on disposal of assets	6	9
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(63,460)	(57,319)
Inventories	(21,834)	2,681
Prepaid expenses and current other assets	4,687	(126)
Accounts payable	12,003	277
Deferred revenue	18,340	7,927
Income taxes payable, net	7,962	8,635
Accrued expenses and other current liabilities	(763)	5,237
Founders advisory fees - related party (cash settled)	(6,677)	(2,702)
Operating lease liabilities	(1,998)	(1,629)
Finance lease liabilities	(251)	(262)
Other, net	(563)	(597)
Net cash provided by operating activities	20,894	11,418
Cash flows from investing activities:
Purchase of property and equipment	(17,577)	(5,196)
Purchase of intangible assets	(15,226)	—
Proceeds from short-term investments	—	5,383
Purchase of businesses, net of cash acquired	(10,000)	—
Net cash (used in) provided by investing activities	(42,803)	187
Cash flows from financing activities:
Common stock repurchased	(40,370)	—
Ordinary shares repurchased	—	(14,417)
Proceeds from exercise of options	292	—
Principal payments on finance lease obligations	(482)	(367)
Net cash used in financing activities	(40,560)	(14,784)
Effect of foreign currency on cash and cash equivalents	4,671	(935)
Net change in cash and cash equivalents	(57,798)	(4,114)
Cash and cash equivalents, beginning of period	198,456	47,276
Cash and cash equivalents, end of period	$140,658	$43,162
Supplemental disclosures of cash flow information:
Cash paid for interest	$19,698	$17,153
Cash paid for income taxes	$12,844	$4,448

Non-GAAP Financial Metrics

The Company provides non-GAAP financial measures for Segment Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share data as supplemental information regarding the Company’s business performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of the Company’s past financial performance and future results. The Company’s management uses these non-GAAP financial measures when it internally evaluates the performance of its business and makes operating decisions, including internal operating budgeting, performance measurement, and discretionary compensation.

Adjusted EBITDA

Adjusted EBITDA is defined as (loss) income before income taxes plus net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items. These items include (i) restructuring and transaction related costs (ii) founder advisory fee expenses, (iii) stock-based compensation expenses and (iv) foreign currency (gain) loss. To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company’s operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net (loss) income, operating (loss) income, cash flows provided by operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
(Loss) income before income taxes	$(27,068)	$(6,780)	$(33,848)	$30,377	$3,753	$34,130
Depreciation and amortization	13,620	4,304	17,924	12,798	3,561	16,359
Interest and financing expense	6,180	3,750	9,930	9,897	693	10,590
Founders advisory fees - related party	83,319	13,564	96,883	507	81	588
Non-recurring expenses (1)	123	184	307	14	9	23
Stock-based compensation expense	2,007	231	2,238	2,067	927	2,994
Foreign currency (gain) loss	(522)	(1,574)	(2,096)	(21)	245	224
Segment Adjusted EBITDA	$77,659	$13,679	$91,338	$55,639	$9,269	$64,908

(1) For the three months ended June 30, 2025, $0.2 million was related to acquisition costs and $0.1 million was related to other non-recurring costs.

(Unaudited)	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
Income (loss) before income taxes	$31,810	$3,521	$35,331	$(54,034)	$1,332	$(52,702)
Depreciation and amortization	26,385	8,432	34,817	25,688	7,083	32,771
Interest and financing expense	12,134	7,440	19,574	20,011	1,227	21,238
Founders advisory fees - related party	13,992	2,278	16,270	59,273	9,648	68,921
Non-recurring expenses (1)	357	1,418	1,775	389	174	563
Stock-based compensation expense	3,583	1,326	4,909	3,516	1,220	4,736
Foreign currency (gain) loss	(517)	(2,738)	(3,255)	555	962	1,517
Segment Adjusted EBITDA	$87,744	$21,677	$109,421	$55,398	$21,646	$77,044

(1) For the six months ended June 30, 2025, $0.8 million was related to acquisition costs, $0.4 million was related to the Redomiciliation Transaction and $0.6 million was related to restructuring and other non-recurring costs. For the six months ended June 30, 2024, $0.5 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs, and $0.1 million was related to other non-recurring costs.

Adjusted Net Income and Adjusted Earnings Per Share

The computation of Adjusted Earnings Per Share (“Adjusted EPS”) is defined as Adjusted Net Income divided by adjusted diluted shares. Adjusted Net Income is defined as net (loss) income plus amortization, certain non-recurring, unusual or non-operational items, and the tax impact of these non-GAAP adjustments. These adjustments include (i) restructuring and transaction related costs (ii) founder advisory fee expenses, (iii) stock-based compensation expenses and (iv) foreign currency (gain) loss. Adjusted diluted shares is the weighted average diluted shares outstanding, adjusted by adding dilution for options and warrants excluded under U.S. GAAP due to a net loss, less dilution related to founders advisory fees. To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted Net Income and Adjusted EPS, which are non-GAAP measures used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EPS and Adjusted Net Income should not be considered alternatives to GAAP (loss) earnings per share (“GAAP EPS”), net (loss) income, operating (loss) income, cash flows provided by operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands, except share and per share data).

(Unaudited)	Three Months Ended June 30,
	2025	2024
GAAP net (loss) income	$(32,161)	$21,650
Adjustments:
Amortization	14,604	13,755
Founders advisory fees - related party	96,883	588
Non-recurring expenses (1)	307	23
Stock-based compensation expense	2,238	2,994
Foreign currency (gain) loss	(2,096)	224
Tax impact of non-GAAP adjustments (2)	(22,631)	(3,441)
Adjusted Net Income	$57,144	$35,793

Shares used in computing GAAP Earnings Per Share (diluted)	147,055,804	154,664,770
Options (3)	1,276,730	—
Warrants (3)	—	—
Shares underlying Founders fixed advisory fees (4)	—	(9,428,244)
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	148,332,534	145,236,526

GAAP (Loss) Earnings Per Share (diluted)	$(0.22)	$0.14
Adjusted Earnings Per Share (diluted)	$0.39	$0.25
____________________

(1)	For the three months ended June 30, 2025, $0.2 million was related to acquisition costs and $0.1 million was related to other non-recurring costs.
(2)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3)	The Company adds back the dilutive impact of options and warrants if amounts were excluded for purposes of GAAP EPS due to a GAAP net loss during the period.
(4)	As of June 30, 2025 and 2024, a maximum of 2.4 million shares were expected to be issued within 12 months under the Founders fixed advisory fee.
(5)	Based on period end market prices, no shares were issuable under the Founders variable advisory fee.

(Unaudited)	Six Months Ended June 30,
	2025	2024
GAAP net income (loss)	$24,525	$(60,908)
Adjustments:
Amortization	28,703	27,526
Founders advisory fees - related party	16,270	68,921
Non-recurring expenses (1)	1,775	563
Stock-based compensation expense	4,909	4,736
Foreign currency (gain) loss	(3,255)	1,517
Tax impact of non-GAAP adjustments (2)	(11,694)	(8,632)
Adjusted net income	$61,233	$33,723

Shares used in computing GAAP Earnings Per Share (diluted)	156,039,133	145,279,938
Options (3)	—	—
Warrants (3)	—	—
Shares underlying Founders fixed advisory fees (4)	(7,071,183)	—
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	148,967,950	145,279,938

GAAP Earnings (Loss) Per Share (diluted)	$0.16	$(0.42)
Adjusted Earnings Per Share (diluted)	$0.41	$0.23
____________________

(1)
For the six months ended June 30, 2025, $0.8 million was related to acquisition costs, $0.4 million was related to the Redomiciliation Transaction and $0.6 million was related to restructuring and other non-recurring costs. For the six months ended June 30, 2024, $0.5 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs, and $0.1 million was related to other non-recurring costs.

(2)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3)	The Company adds back the dilutive impact of options and warrants if amounts were excluded for purposes of GAAP EPS due to GAAP net loss during the period.
(4)	As of June 30, 2025 and 2024 a maximum of 2.4 million shares were expected to be issued within 12 months under the Founders fixed advisory fee.
(5)	Based on period end market prices, no shares were issuable under the Founders variable advisory fee.